UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 20, 2007
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Third Amendment to Revolving Credit, Term Loan, and Guaranty Agreement

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 9, 2007, Delphi Corporation (“Delphi”) entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinanced DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinanced DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $250 million first priority term loan (“Tranche B” or the “Tranche B Term Loan”), and an approximate $2.5 billion second priority term loan (“Tranche C” or the “Tranche C Term Loan”). As of January 9, 2007 both $250 million Tranche B Term Loan and approximately $2.5 billion Tranche C Term Loan were funded. Additionally, Delphi as of September 30, 2007 there was $480 million outstanding under the Revolving Facility and $263 million in letters of credit outstanding. Delphi has previously entered into two amendments to the Refinanced DIP Credit Facility. For more information regarding the Refinanced DIP Credit Facility, its two previous amendments, and the related approvals granted by the United States (“U.S.”) Bankruptcy Court for the Southern District of New York under chapter 11 of the U.S. Bankruptcy Code, see Delphi’s previous Current Report on Form 8-K and Delphi’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed with the U.S. Securities and Exchange Commission on January 12, 2007 and November 6, 2007, respectively.
On November 20, 2007, Delphi entered into the Third Amendment to the Refinanced DIP Credit Facility (the “Third Amendment”). The Third Amendment provides an extension of the maturity date to July 1, 2008 from December 31, 2007, the addition of Global EBITDAR covenants for the extension period, revised interest rates, and an amended definition of Global EBITDAR. The Refinanced DIP Credit Facility will now carry an interest rate at the option of Delphi of either the Administrative Agent’s Alternate Base Rate plus (i) with respect to Tranche A borrowings, 2.50%, (ii) with respect to Tranche B borrowings, 2.50%, and (iii) with respect to Tranche C borrowings, 3.00%, or the London Interbank Borrowing Rate (“LIBOR”) plus, (x) with respect to Tranche A borrowings, 3.50%, (y) with respect to Tranche B borrowings, 3.50%, and (z) with respect to Tranche C borrowings, 4.00%. The definition of “Global EBITDAR” now provides for the exclusion of expenses arising out of, or in relation to, the U.S. Securities and Exchange Commission multidistrict litigation settlement recorded for accounting purposes in the fiscal quarters ended June 30, 2007 and September 30, 2007. The foregoing description is qualified by the actual terms of the Third Amendment, which is attached to this document as Exhibit 99(a).
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99 (a)	Third Amendment to Revolving Credit, Term Loan, and Guaranty Agreement, dated as of November 20, 2007
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: November 21, 2007

	By:	/s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Restructuring Officer

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